Exhibit 10.16

AGREEMENT AND PLAN OF MERGER

Among
Roadrunner Transportation Systems, Inc.,
GTS Transportation Logistics, Inc.,
and
Group Transportation Services Holdings, Inc.
May 7, 2010

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-iii-

AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of the 7th day of May, 2010, by and among (i) Roadrunner Transportation Systems, Inc., a Delaware corporation formerly known as Roadrunner Transportation Services Holdings, Inc. (“Roadrunner”), (ii) GTS Transportation Logistics, Inc., a Delaware corporation and wholly owned subsidiary of Roadrunner (“Acquisition Sub”), and (iii) Group Transportation Services Holdings, Inc., a Delaware corporation (“GTS”).
Recitals
     A. Roadrunner, the sole stockholder of Acquisition Sub, deems it advisable and in its best interest that Acquisition Sub merge (the “Merger”) with and into GTS as provided herein, and the Board of Directors of Roadrunner has approved and adopted the form, terms, and provisions of this Agreement and the Merger.
     B. The Board of Directors of GTS deems the Merger advisable and in the best interest of said corporation and its stockholders, and the Board of Directors and stockholders of GTS have approved and adopted the form, terms, and provisions of this Agreement and the Merger.
Agreement
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:
ARTICLE I — THE MERGER
     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “Corporation Law”), Acquisition Sub shall be merged with and into GTS at the Effective Time. Following the Effective Time, the separate corporate existence of Acquisition Sub shall cease and GTS shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the Corporation Law. The parties intend for the Merger to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.
     1.2 Effective Time. Subject to the provisions of this Agreement, on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).
     1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Corporation Law.
     1.4 Certificate of Incorporation. The Certificate of Incorporation of GTS as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
     1.5 Officers. The officers of GTS immediately prior to the Effective Time and such other persons as Roadrunner shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

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     1.6 Effect on GTS Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital stock of GTS:
          (a) Each share of GTS common stock, par value $0.001 per share (“GTS Common Stock”) that is held in the treasury of GTS shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
          (b) Each share of GTS Common Stock that is owned by Roadrunner or Acquisition Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
          (c) Subject to Sections 1.6(d) and 1.6(e) hereof, each share of GTS Common Stock issued and outstanding (other than shares of GTS Common Stock to be canceled in accordance with Sections 1.6(a) and 1.6(b) hereof) shall be converted into the right to receive (i) 0.95 of a share (the “Exchange Ratio”), of Roadrunner Class A common stock, par value $0.01 per share (“Roadrunner Common Stock”), which ratio shall be subject to adjustment as set forth in Section 1.6(e).
          (d) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of GTS Common Stock held by a Person (a “Dissenting Stockholder”) who objects to the Merger and complies with all the provisions of Section 262 of the Corporation Law concerning the right of holders of GTS Common Stock to dissent from the Merger and require appraisal of their shares of GTS Common Stock (“Dissenting Shares”) shall not be converted as described in Section 1.6(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the Corporation Law. If, after the Effective Time, a Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the Corporation Law, its shares of GTS Common Stock shall be deemed to be converted as of the Effective Time into the right to receive shares of Roadrunner Common Stock as specified in Section 1.6(c). GTS shall give Roadrunner (i) prompt notice of any demands for appraisal of shares of GTS Common Stock received by GTS, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. GTS shall not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Roadrunner, settle or offer to settle any such demands.
          (e) At the Effective Time, each certificate previously representing any GTS Common Stock shall thereafter represent the right to receive the number of shares of Roadrunner Common Stock into which such GTS Common Stock have been converted. Certificates representing GTS Common Stock shall be exchanged for certificates representing shares of Roadrunner Common Stock issued in consideration therefore upon the surrender of such certificates in accordance with the provisions hereof. If, prior to the Effective Time, Roadrunner or GTS should split or combine the Roadrunner Common Stock or GTS Common Stock, or pay a stock dividend or other stock distribution in Roadrunner Common Stock or GTS Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend, or other distribution.
     1.7 Exchange of Shares.
          (a) On the Closing Date and after the Effective Time, Roadrunner shall make available, and each holder of GTS Common Stock shall be entitled to receive upon surrender to Roadrunner of one or more certificates representing GTS Common Stock for cancellation, certificates representing the number of shares of Roadrunner Common Stock into which such shares of GTS Common Stock are converted in the Merger. The shares of Roadrunner Common Stock into which the GTS Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.
          (b) At and after the Effective Time, the holders of stock certificates representing GTS Common Stock to be exchanged for shares of Roadrunner Common Stock pursuant to this Agreement (“Certificates”) shall cease to have any rights as stockholders of GTS, except for the right to surrender such Certificates in exchange for certificates for shares of Roadrunner Common Stock as provided hereunder.
     1.8 Effect on GTS Stock Options.
          (a) All options (the “GTS Stock Options”) outstanding, whether or not exercisable and whether or not vested, at the Effective Time under GTS’ Key Employee Equity Plan (collectively, the “GTS Stock Option Plan”), shall remain outstanding following the Effective Time. At the Effective Time, the GTS Stock Options shall, by virtue of the Merger and without any further action on the part of GTS or the holder thereof, be assumed by Roadrunner. From and after the Effective Time, all references to GTS in the GTS Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Roadrunner, which shall have assumed the GTS Stock Option Plan as of the Effective Time by virtue of this Agreement and without any further action. Each GTS Stock Option assumed by Roadrunner (each, a “Substitute Option”) shall be exercisable upon the same terms and conditions as under the applicable GTS Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Roadrunner Common Stock (rounded down to the nearest whole share) equal to the number of shares of GTS Common Stock subject to such GTS Stock Option multiplied by the Exchange Ratio; and (B) the option price per share of Roadrunner Common Stock shall be an amount equal to the option price per share of GTS Common Stock subject to such GTS Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such GTS Stock Option.
          (b) As soon as practicable after the Effective Time, Roadrunner shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder’s rights pursuant thereto and such Substitute Option shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.8 after giving effect to the Merger). Roadrunner shall comply with the terms of all such Substitute Options.
     1.9 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of GTS, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of GTS, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.
ARTICLE II — CLOSING
     2.1 Closing. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held immediately prior to the consummation of a Qualified Public Offering, and the Closing may not occur in the absence of a Qualified Public Offering. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.”
     2.2 Termination in Absence of Qualified Public Offering. If by the close of business on July 31, 2010, a Qualified Public Offering has not occurred, then either Roadrunner or GTS may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any stockholder, director, officer, employee, or representative of such party.
     2.3 Other Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned (a) by Roadrunner, if GTS materially breaches any of its representations, warranties or obligations under this Agreement and such breach is not cured within 10 days after written notice to GTS by Roadrunner; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured or if, as a result of such breach, one or more of the conditions to Roadrunner’s obligations to consummate the transactions contemplated hereby would not be satisfied at or prior to July 31, 2010, (b) by GTS, if Roadrunner materially breaches any of its representations, warranties or obligations under this Agreement and such breach is not cured within 10 days after written notice to Roadrunner by GTS; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured or if, as a result of such breach, one or more of the conditions to GTS’ obligations to consummate the transactions contemplated hereby would not be satisfied at or prior to July 31, 2010 or (c) by either Roadrunner or GTS if a court of competent jurisdiction shall have issued an order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such order shall have become final and nonappealable.
     2.4 Effect of Termination. In the event of termination by Roadrunner or GTS pursuant to Section 2.2 or 2.3, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 2.2 or 2.3 hereof, this Agreement shall become void and there shall be no liability on the part of any party hereto except (a) the obligations provided for in this Section 2.4, Article VII and Article VIII hereof shall survive any such termination of this Agreement and (b) nothing herein shall relieve any party from liability for breach of this Agreement.
ARTICLE III — REPRESENTATIONS AND WARRANTIES OF GTS
     GTS hereby represents and warrants to Roadrunner and Acquisition Sub that:
     3.1 Corporate Existence and Qualification. GTS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; GTS has the corporate power to own, manage, lease, and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and neither the character of GTS’ properties nor the nature of GTS’ business requires GTS to be duly qualified to do business as a foreign corporation in any jurisdiction.
     3.2 Authority, Approval, and Enforceability. This Agreement has been duly executed and delivered by GTS, and GTS has all requisite corporate power and authority to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by GTS of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GTS (including the approval of GTS’ Board of Directors and stockholders) and no other corporate proceedings on the part of GTS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which GTS is a party constitutes, or upon execution and delivery will constitute, the legal, valid, and binding obligation of GTS, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.
     3.3 Capitalization and Corporate Records.
          (a) The authorized capital stock of GTS consists solely of 100,000 shares of GTS Common Stock. All issued and outstanding shares of GTS’ capital stock are owned by the Persons and in the amounts set forth on Schedule 3.3(a) and no shares of capital stock are held in GTS’ treasury. Except as set forth on Schedule 3.3(a), to GTS’ knowledge all of such shares set forth on Schedule 3.3(a) are held free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances, or other restrictions or limitations whatsoever. All of the outstanding shares of GTS are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of GTS, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, the “Securities Laws”). Except as listed on Schedule 3.3(a), there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls, or agreements relating to any shares of capital stock of GTS.
          (b) The copies of the Certificate of Incorporation and Bylaws of GTS provided to Roadrunner are true, accurate, and complete and reflect all amendments made through the date of this Agreement. GTS’ stock and minute books made available to Roadrunner for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all corporate actions of the stockholders and directors (and any committees thereof) of GTS taken by written consent or at a meeting since inception. All material corporate actions taken by GTS have been duly authorized or ratified.
          (c) Except for the Subsidiaries of GTS listed on Schedule 3.3(c), GTS does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture, or other business entity. Schedule 3.3(c) hereto sets forth the name of each Subsidiary of GTS, and, with respect to each such Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, and the number and class of shares thereof duly issued and outstanding. The outstanding shares of capital stock or equity interests of each such Subsidiary are duly authorized, validly issued, fully paid, and non-assessable, and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of such Subsidiary, or (ii) any applicable Securities Laws. All such shares or other equity interests are owned by GTS free and clear of any and all liens, pledges, encumbrances, charges, agreements, or claims of any kind whatsoever, except as set forth in Schedule 3.3(c) hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment, or agreement to which any GTS Subsidiary is a party requiring, and there are no convertible securities of any GTS Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any GTS Subsidiary or other securities convertible into shares of capital stock or other equity interests of any GTS Subsidiary or other equity securities of any GTS Subsidiary. Each GTS Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. Each GTS Subsidiary has all requisite corporate or other entity power and authority to own its properties and carry on its business as presently conducted.
          (d) No Subsidiary of GTS owns any shares of GTS Common Stock.
     3.4 No GTS Defaults or Consents. Except as otherwise set forth in Schedule 3.4 attached hereto, neither the execution and delivery of this Agreement or the Collateral Agreements nor the carrying out of any of the transactions contemplated hereby or thereby will:
               (i) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of GTS;
               (ii) violate any material Legal Requirements applicable to GTS;
               (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, or require any authorization, consent or approval under any material Contract or material Permit binding upon or applicable to GTS;
               (iv) result in the creation of any lien, charge, or other encumbrance on any material properties of GTS or any shares of GTS capital stock; or

               (v) require GTS to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice, or filing with, any Governmental Authority.
     3.5 No Proceedings. No suit, action, or other proceeding is pending or, to the Knowledge of GTS, threatened before any Governmental Authority seeking to restrain GTS or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against GTS or its properties as a result of the consummation of the transactions contemplated by this Agreement.
     3.6 Employee Benefit Matters.
          (a) Schedule 3.6(a) provides a description of each of the following, if any, which is sponsored, maintained or contributed to by GTS or any of its Subsidiaries for the benefit of the employees or agents of GTS or any of its Subsidiaries, which has been so sponsored, maintained, or contributed to at any time during any such corporation’s existence or with respect to which GTS or any of its Subsidiaries has or could reasonably be expected to have any material liability:
               (i) each material “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) (“Plan”); and
               (ii) each material personnel policy, employee manual or other written statements of rules or policies concerning employment, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice, or understanding that is not described in Section 3.6(a)(i) (“Benefit Program or Agreement”).
          (b) Except as otherwise set forth in Schedule 3.6(b),
               (i) Neither GTS nor any of its Subsidiaries contributes to or has an obligation to contribute to, and neither GTS nor any of its Subsidiaries has at any time contributed to or had an obligation to contribute to, and neither GTS nor any of its Subsidiaries has any actual or contingent liability under a multiemployer plan within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”) or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code;
               (ii) GTS and its Subsidiaries have performed in all material respects all obligations, whether arising by operation of Legal Requirements or by Contract, required to be performed by them in connection with the GTS Plans and any GTS Benefit Program or Agreement, and to the Knowledge of GTS, there have been no material defaults or violations by any other party to the GTS Plans or any GTS Benefit Program or Agreement;
               (iii) All reports and disclosures relating to the GTS Plans required to be filed with or furnished to governmental agencies, GTS Plan participants or GTS Plan beneficiaries have been filed or furnished in all material respects in accordance with applicable law in a timely manner, and each GTS Plan and each GTS Benefit Program or Agreement has been administered in all material respects in compliance with its governing documents; and
               (iv) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of GTS or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any Person to constitute a “parachute payment” within the meaning of Section 280G of the Code.
     3.7 Financial Statements; No Undisclosed Liabilities.
          (a) True and complete copies of GTS’ consolidated balance sheet as of December 31, 2009 and GTS’ consolidated statements of operations and consolidated statements of cash flows for the year ended December 31, 2009 (the “GTS Financial Statements”) are attached hereto as Schedule 3.7(a). The GTS Financial Statements present fairly in all material respects the consolidated financial condition and consolidated results of operations of GTS and its Subsidiaries as of and for the year ended December 31, 2009. The GTS Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) consistently applied.
          (b) Except for (i) the liabilities reflected on GTS’ December 31, 2009 balance sheet included with the GTS Financial Statements, (ii) trade payables and accrued expenses incurred since December 31, 2009 in the ordinary course of business, (iii) executory contract obligations under (x) Contracts listed on Schedule 3.12, and/or (y) Contracts not required to be listed on Schedule 3.12, and (iv) the liabilities set forth on Schedule 3.7(b) attached hereto, GTS and its Subsidiaries do not have any material liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).
     3.8 Absence of Certain Changes.
          (a) Except as otherwise set forth in Schedule 3.8(a) attached hereto or as contemplated by this Agreement, since December 31, 2009, there has not been:
               (i) any event, circumstance or change that had or could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of GTS and its Subsidiaries; or
               (ii) any damage, destruction or loss (whether or not covered by insurance) that had or could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of GTS and its Subsidiaries.
               (b) Except as otherwise set forth in Schedule 3.8(b) attached hereto, since December 31, 2009, neither GTS nor any of its Subsidiaries has done any of the following:
               (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;
               (ii) purchased any securities of any Person;
               (iii) created, incurred, assumed, guaranteed, or otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;
               (iv) sold, transferred, leased, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber, or otherwise dispose of, any properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified on Schedule 3.12;
               (v) adopted any Plan or Benefit Program or Agreement, or granted any increase in the compensation payable or to become payable to directors, officers, or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice;
               (vi) engaged in any one or more material activities or transactions outside the ordinary course of business;
               (vii) declared, set aside, or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed, or otherwise acquired any such securities;
               (viii) amended its charter or bylaws or comparable governing documents;
               (ix) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or
               (x) committed to do any of the foregoing.
     3.9 Compliance with Laws. Except as otherwise set forth in Schedule 3.9, GTS and its Subsidiaries comply in all material respects with any and all applicable Legal Requirements.
     3.10 Litigation. Except as otherwise set forth in Schedule 3.10, there are no claims, actions, suits, investigations, or proceedings against GTS or any of its Subsidiaries pending or, to the Knowledge of GTS, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of GTS and its Subsidiaries.
     3.11 Real Property.
          (a) Schedule 3.11(a) sets forth a list of all real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by GTS or any of its Subsidiaries, in each case setting forth the street address and legal description of each property covered thereby.
          (b) Schedule 3.11(b) sets forth a list of all leases, licenses or similar agreements relating to the use or occupancy by GTS or any of its Subsidiaries of real estate owned by a third party, true and correct copies of which have previously been furnished to Roadrunner, in each case setting forth (i) the lessor and lessee thereof and the date of each of the Leases, and (ii) the street address of each property covered thereby.
     3.12 Commitments.
          (a) Except as otherwise set forth in Schedule 3.11(b) or Schedule 3.12, neither GTS nor any of its Subsidiaries is a party to or bound by any of the following, whether written or oral:
               (i) any Contract relating to the use of any material properties, real or personal, whether as landlord, tenant, licensor, or licensee;
               (ii) any Contract relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any properties;
               (iii) any Contract with any Affiliate of GTS;
               (iv) any Contract for the sale of any assets that in the aggregate have a net book value of greater than $250,000; or

               (v) any other Contract that is material to the business of GTS.
          (b) Neither GTS, any of its Subsidiaries nor, to the Knowledge of GTS, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in Schedule 3.11(b) or Schedule 3.12.
     3.13 Intangible Rights. Set forth in Schedule 3.13 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed, or controlled by GTS or any of its Subsidiaries. GTS and its Subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes, and other intangible properties that are necessary or customarily used by GTS and its Subsidiaries in their businesses including, but not limited to, the intangible rights listed in Schedule 3.13.
     3.14 Equipment and Other Tangible Property. Except as otherwise set forth in Schedule 3.14, the equipment, furniture, machinery, vehicles, structures, fixtures, and other tangible property owned by GTS and its Subsidiaries, other than inventory, is suitable for the purposes for which intended and in all material respects in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with prior practices and normal industry standards.
     3.15 Permits; Environmental Matters.
          (a) Except as otherwise set forth in Schedule 3.15(a), GTS and its Subsidiaries have all Permits necessary for them to conduct their business and operations as presently conducted. Except as otherwise set forth in Schedule 3.15(a), all such Permits are in effect, no proceeding is pending or, to the Knowledge of GTS, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of GTS, threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to materially and adversely affect the ability of GTS and its Subsidiaries to conduct their business and operations as presently conducted.
          (b) Except as set forth in Schedule 3.15(b), there are no material claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the Knowledge of GTS, threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against GTS or any of its Subsidiaries or relating to any real property currently or formerly owned or leased by GTS or any of its Subsidiaries.
          (c) Except as set forth in Schedule 3.15(c), GTS and its Subsidiaries comply in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all Permits required by applicable Environmental Laws.
     3.16 Taxes. GTS and its Subsidiaries have filed all Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all respects when filed and were prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by GTS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid.
     3.17 Affiliate Transactions. Except as set forth on Schedule 3.17, there are no Contracts between GTS or any of its Subsidiaries, on the one hand, and any Affiliate of GTS, on the other hand.
     3.18 Brokers. Except as set forth on Schedule 3.18, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by GTS or any of its directors, officers, stockholders, employees, representatives or agents.
     3.19 Indemnity Claims. GTS has not made any claims for indemnification under that certain Purchase Agreement, dated as of February 29, 2008, by and among GTS, Michael Valentine, Group Transportation Services, Inc. and GTS Direct, LLC (the “GTS Purchase Agreement”), and, to the Knowledge of GTS, there have been no material defaults or violations by any other party to the GTS Purchase Agreement that give rise to any such claims as of the date hereof.
ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF ROADRUNNER
     Roadrunner hereby represents and warrants to GTS that:
     4.1 Corporate Existence and Qualification. Roadrunner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; Roadrunner has the corporate power to own, manage, lease, and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and neither the character of Roadrunner’s properties nor the nature of Roadrunner’s business requires Roadrunner to be duly qualified to do business as a foreign corporation in any jurisdiction.
     4.2 Authority, Approval, and Enforceability. This Agreement has been duly executed and delivered by each of Roadrunner and Acquisition Sub, and each of Roadrunner and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by Roadrunner and Acquisition Sub of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Roadrunner and Acquisition Sub (including approval of Acquisition Sub’s Board of Directors and sole stockholder) and no other corporate proceedings on the part of Roadrunner or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which Roadrunner or Acquisition Sub is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.
     4.3 Capitalization and Corporate Records.
          (a) The authorized capital stock of Roadrunner consists of 317,000 shares of stock, of which (i) 298,000 shares are designated as Class A Voting Common Stock, (ii) 2,000 shares are designated as Class B Non-Voting Common Stock, (iii) 5,000 shares are designated as Series A Redeemable Preferred Stock, and (iv) 12,000 shares are designated as Series B Convertible Preferred Common Stock. All issued and outstanding shares of Roadrunner’s capital stock immediately prior to the Closing will be owned of record by the Persons and in the amounts set forth on Schedule 4.3(a) and no shares of capital stock are held in Roadrunner’s treasury. Except as set forth on Schedule 4.3, to Roadrunner’s knowledge the shares set forth on Schedule 4.3(a) are held by such Persons free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances, or other restrictions or limitations whatsoever. All of the outstanding shares of Roadrunner will be duly authorized, validly issued, fully paid, and non-assessable and not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of Roadrunner, or (ii) any applicable Securities Laws. Except as set forth on Schedule 4.3(a), there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls, or agreements relating to any shares of capital stock of Roadrunner.

          (b) The copies of the Certificate of Incorporation and Bylaws of Roadrunner heretofore provided to GTS are true, accurate, and complete and reflect all amendments made through the date of this Agreement. Roadrunner’s stock and minute books made available to GTS for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all corporate actions of the stockholders and directors (and any committees thereof) of Roadrunner taken by written consent or at a meeting since January 1, 2010. All material corporate actions taken by Roadrunner have been duly authorized or ratified.
          (c) Except for the Subsidiaries of Roadrunner listed on Schedule 4.3(c), Roadrunner does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture, or other business entity. Schedule 4.3(c) hereto sets forth the name of each Subsidiary of Roadrunner, and, with respect to each such Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, and the number and class of shares thereof duly issued and outstanding. The outstanding shares of capital stock or equity interests of each such Subsidiary are duly authorized, validly issued, fully paid, and non-assessable, and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of such Subsidiary, or (ii) any applicable Securities Laws. All such shares or other equity interests are owned by Roadrunner free and clear of any and all liens, pledges, encumbrances, charges, agreements, or claims of any kind whatsoever, except as set forth in Schedule 4.3(c) hereto. No shares of capital stock are held by any Roadrunner Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Roadrunner Subsidiary is a party requiring, and there are no convertible securities of any Roadrunner Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Roadrunner Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Roadrunner Subsidiary or other equity securities of any Roadrunner Subsidiary. Each Roadrunner Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. Each Roadrunner Subsidiary has all requisite corporate or other entity power and authority to own its properties and carry on its business as presently conducted.
     4.4 No Roadrunner Defaults or Consents. Except as otherwise set forth in Schedule 4.4 attached hereto, neither the execution and delivery of this Agreement or the Collateral Agreements nor the carrying out of any of the transactions contemplated hereby or thereby will:
               (i) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of Roadrunner;
               (ii) violate any material Legal Requirements applicable to Roadrunner;
               (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, or require any authorization, consent or approval under any material Contract or material Permit binding upon or applicable to Roadrunner;
               (iv) result in the creation of any lien, charge, or other encumbrance on any material properties of Roadrunner or any shares of Roadrunner capital stock; or
               (v) require Roadrunner to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice, or filing with, any Governmental Authority.

     4.5 No Proceedings. No suit, action, or other proceeding is pending or, to the Knowledge of Roadrunner, threatened before any Governmental Authority seeking to restrain Roadrunner or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Roadrunner or its properties as a result of the consummation of the transactions contemplated by this Agreement.
     4.6 Employee Benefit Matters.
          (a) Schedule 4.6(a) provides a description of each of the following, if any, which is sponsored, maintained or contributed to by Roadrunner or any of its Subsidiaries for the benefit of the employees or agents of Roadrunner or any of its Subsidiaries, which has been so sponsored, maintained, or contributed to at any time during any such corporation’s existence or with respect to which Roadrunner or any of its Subsidiaries has or could reasonably be expected to have any material liability:
               (i) each material Plan; and
               (ii) each material Benefit Program or Agreement.
          (b) Except as otherwise set forth in Schedule 4.6(b),
               (i) Neither Roadrunner nor any of its Subsidiaries contributes to or has an obligation to contribute to, and neither Roadrunner nor any of its Subsidiaries has at any time contributed to or had an obligation to contribute to, and neither Roadrunner nor any of its Subsidiaries has any actual or contingent liability under a Multiemployer Plan or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code;
               (ii) Roadrunner and its Subsidiaries have performed in all material respects all obligations, whether arising by operation of Legal Requirements or by Contract, required to be performed by them in connection with the Roadrunner Plans and any Roadrunner Benefit Program or Agreement, and to the Knowledge of Roadrunner, there have been no material defaults or violations by any other party to the Roadrunner Plans or any Roadrunner Benefit Program or Agreement;
               (iii) All reports and disclosures relating to the Roadrunner Plans required to be filed with or furnished to governmental agencies, Roadrunner Plan participants or Roadrunner Plan beneficiaries have been filed or furnished in all material respects in accordance with applicable law in a timely manner, and each Roadrunner Plan and each Roadrunner Benefit Program or Agreement has been administered in all material respects in compliance with its governing documents; and
               (iv) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of Roadrunner or any of its Subsidiaries to severance pay, unemployment compensation, or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any Person to constitute a “parachute payment” within the meaning of Section 280G of the Code.
     4.7 Financial Statements; No Undisclosed Liabilities.
          (a) True and complete copies of Roadrunner’s consolidated balance sheet as of December 31, 2009 and Roadrunner’s consolidated statements of operations and consolidated statements of cash flows for the year ended December 31, 2009 (the “Roadrunner Financial Statements”) are attached hereto as Schedule 4.7(a). The Roadrunner Financial Statements present fairly in all material respects the consolidated financial condition and consolidated results of operations of Roadrunner and its Subsidiaries as of and for the year ended December 31, 2009.

          (b) Except for (i) the liabilities reflected on Roadrunner’s consolidated December 31, 2009 balance sheet included with the Roadrunner Financial Statements, (ii) trade payables and accrued expenses incurred since December 31, 2009 in the ordinary course of business, (iii) executory contract obligations under (x) Contracts listed on Schedule 3.12, and/or (y) Contracts not required to be listed on Schedule 3.12, and (iv) the liabilities set forth on Schedule 3.7(b) attached hereto, Roadrunner and its Subsidiaries do not have any material liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).
     4.8 Absence of Certain Changes.
          (a) Except as otherwise set forth in Schedule 4.8(a) attached hereto, since December 31, 2009, there has not been:
               (i) any event, circumstance or change that had or could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Roadrunner and its Subsidiaries; or
               (ii) any damage, destruction or loss (whether or not covered by insurance) that had or could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Roadrunner and its Subsidiaries.
          (b) Except as otherwise set forth in Schedule 4.8(b) attached hereto, since December 31, 2009, neither Roadrunner nor any of its Subsidiaries has done any of the following:
               (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;
               (ii) purchased any securities of any Person;
               (iii) created, incurred, assumed, guaranteed, or otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;
               (iv) sold, transferred, leased, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in Schedule 4.12;
               (v) adopted any Plan or Benefit Program or Agreement, or granted any increase in the compensation payable or to become payable to directors, officers, or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice;
               (vi) engaged in any one or more material activities or transactions outside the ordinary course of business;
               (vii) declared, set aside, or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed, or otherwise acquired any such securities;
               (viii) amended its charter or bylaws or comparable governing documents;

               (ix) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls, or agreements relating to its capital stock; or
               (x) committed to do any of the foregoing.
     4.9 Compliance with Laws. Except as otherwise set forth in Schedule 4.9, Roadrunner and its Subsidiaries comply in all material respects with any and all applicable Legal Requirements.
     4.10 Litigation .. Except as otherwise set forth in Schedule 4.10, there are no claims, actions, suits, investigations, or proceedings against Roadrunner or any of its Subsidiaries pending or, to the Knowledge of Roadrunner, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Roadrunner and its Subsidiaries.
     4.11 Real Property.
          (a) Schedule 4.11(a) sets forth a list of all real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by Roadrunner or any of its Subsidiaries, in each case setting forth the street address and legal description of each property covered thereby.
          (b) Schedule 4.11(b) sets forth a list of all leases, licenses or similar agreements relating to the use or occupancy by Roadrunner or any of its Subsidiaries of real estate owned by a third party, true and correct copies of which have previously been furnished to GTS, in each case setting forth (i) the lessor and lessee thereof and the date of each of the Leases, and (ii) the street address of each property covered thereby.
     4.12 Commitments.
          (a) Except as otherwise set forth in Schedule 4.11(b) or Schedule 4.12, neither Roadrunner nor any of its Subsidiaries is a party to or bound by any of the following, whether written or oral:
               (i) any Contract relating to the use of any material properties, real or personal, whether as landlord, tenant, licensor, or licensee;
               (ii) any Contract relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any properties;
               (iii) any Contract with any Affiliate of Roadrunner;
               (iv) any Contract for the sale of any assets that in the aggregate have a net book value of greater than $250,000; or
               (v) any other Contract that is material to the business of Roadrunner.
          (b) Neither Roadrunner, any of its Subsidiaries nor, to the Knowledge of Roadrunner, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in Schedule 4.11(b) or Schedule 4.12.
     4.13 Intangible Rights. Set forth in Schedule 4.13 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed, or controlled by Roadrunner or any of its Subsidiaries. Roadrunner and its

Subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes, and other intangible properties that are necessary or customarily used by Roadrunner and its Subsidiaries in their business, including, but not limited to, the intangible rights listed in Schedule 4.13.
     4.14 Equipment and Other Tangible Property .. Except as otherwise set forth in Schedule 4.14, the equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property owned by Roadrunner and its Subsidiaries, other than inventory, is suitable for the purposes for which intended and in all material respects in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with prior practices and normal industry standards.
     4.15 Permits; Environmental Matters.
          (a) Except as otherwise set forth in Schedule 4.15(a), Roadrunner and its Subsidiaries have all Permits necessary for them to conduct their business and operations as presently conducted. Except as otherwise set forth in Schedule 4.15(a), all such Permits are in effect, no proceeding is pending or, to the Knowledge of Roadrunner, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of Roadrunner, threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to materially and adversely affect the ability of Roadrunner and its Subsidiaries to conduct their business and operations as presently conducted.
          (b) Except as set forth in Schedule 4.15(b), there are no material claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the Knowledge of Roadrunner, threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against Roadrunner or any of its Subsidiaries or relating to any real property currently or formerly owned or leased by Roadrunner or any of its Subsidiaries.
          (c) Except as set forth in Schedule 4.15(c), Roadrunner and its Subsidiaries comply in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all Permits required by applicable Environmental Laws.
     4.16 Taxes .. Roadrunner and its Subsidiaries have filed all Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all respects when filed and were prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by Roadrunner or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid.
     4.17 Affiliate Transactions .. Except as set forth on Schedule 4.17, there are no Contracts between Roadrunner or any of its Subsidiaries, on the one hand, and any Affiliate of Roadrunner, on the other hand.
     4.18 Brokers .. Except as set forth on Schedule 4.18, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Roadrunner or any of its directors, officers, stockholders, employees, representatives or agents.
ARTICLE V — OBLIGATIONS PRIOR TO CLOSING
     From the date of this Agreement through the Closing or the earlier termination of this Agreement in accordance with its terms:
     5.1 Access to Information and Properties .. Each of Roadrunner and GTS shall permit the other and the other’s Affiliates, authorized employees, agents, accountants, legal counsel, lenders, and other representatives to have access to its books, records, employees, counsel, accountants, engineers, and other representatives at all times reasonably requested. Each of Roadrunner and GTS shall make available to the other for examination and reproduction all documents and data of every kind and character in its possession or control, or subject to reasonable access, including, without limitation, all files, records, data and information relating to its assets (whether stored in paper, magnetic or other storage media), and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.
     5.2 Conduct of Business and Operations .. Each of Roadrunner and GTS shall keep the other advised as to all material operations and proposed material operations relating to its business. Each of Roadrunner and GTS shall use all reasonable commercial efforts to (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its properties in a good and workmanlike manner, and (d) comply in all material respects with all applicable Legal Requirements.
     5.3 General Restrictions .. Except as otherwise expressly permitted in this Agreement or as set forth on Schedule 5.3, without the prior written consent of the other party, which consent shall not be unreasonably withheld, neither GTS nor Roadrunner shall (and neither shall permit any of its respective Subsidiaries to):
          (a) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;
          (b) merge into or with or consolidate with any other Person or acquire the business or assets of any Person;
          (c) purchase any securities of any Person;
          (d) amend its charter or bylaws or comparable governing documents;
          (e) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its securities;
          (f) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;
          (g) enter into, amend or terminate any material Contract;
          (h) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any material properties except (i) in the ordinary course of business, or (ii) pursuant to any Contract specified in Schedule 3.12 or Schedule 4.12;
          (i) engage in any one or more material activities or transactions outside the ordinary course of business;
          (j) enter into any transaction or make any commitment which could reasonably be expected to result in any of its representations or warranties contained in this Agreement to not be true and correct in all material respects after the occurrence of such transaction or event; or
          (k) commit to do any of the foregoing.

     5.4 Notice Regarding Changes .. GTS shall promptly inform Roadrunner in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by GTS inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. Roadrunner shall promptly inform GTS in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by Roadrunner inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.
     5.5 Ensure Conditions Met .. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents, and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations hereunder as set forth in Article VI, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.
     5.6 Confidentiality .. Unless and until the transactions contemplated hereby have been consummated, and except as may otherwise be required by applicable law, each of the parties will, and will ensure that its representatives will, hold in strict confidence and not use in any way except in connection with the consummation of the transactions contemplated hereby, all confidential information obtained in connection with the transactions contemplated hereby from the other parties, or from any of their respective representatives.
ARTICLE VI — CONDITIONS
     6.1 Conditions to Obligations of GTS .. The obligations of GTS to carry out the transactions contemplated by this Agreement are subject, at the option of GTS, to the satisfaction or waiver of the following conditions:
          (a) All representations and warranties of Roadrunner contained in this Agreement shall be true and correct in all material respects at and as of the Closing (without giving effect to any notification provided pursuant to Section 5.4), and Roadrunner shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Roadrunner at or prior to the Closing.
          (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of GTS or any of its stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain GTS or prohibit the Closing or seeking Damages against GTS as a result of the consummation of this Agreement.
     6.2 Conditions to Obligations of Roadrunner .. The obligations of Roadrunner to carry out the transactions contemplated by this Agreement are subject, at the option of Roadrunner, to the satisfaction, or waiver by Roadrunner, of the following conditions:
          (a) All representations and warranties of GTS contained in this Agreement shall be true and correct in all material respects at and as of the Closing (without giving effect to any notification provided pursuant to Section 5.4), and GTS shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by GTS at or prior to the Closing.

          (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Roadrunner or any of its stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain Roadrunner or prohibit the Closing or seeking Damages against Roadrunner as a result of the consummation of this Agreement.
          (c) Roadrunner shall have received copies of “payoff” or “estoppel” letters or other evidence, reasonably satisfactory to it, relating the retirement, at or prior to Closing, of all Funded Indebtedness of GTS and its Subsidiaries.
     6.3 Mutual Conditions .. The obligations of Roadrunner and GTS to carry out the transactions contemplated by this Agreement are subject, at the option of either such Party, to the satisfaction, or waiver of both such parties, of the following conditions:
          (a) Thayer | Hidden Creek Management, L.P. and Eos Management, Inc. shall have executed and delivered to Roadrunner a Termination Agreement with respect to Second Amended and Restated Management and Consulting Agreement.
          (b) Thayer | Hidden Creek Management, L.P. shall have executed and delivered to GTS a Termination Agreement with respect to the Management and Consulting Agreement.
          (c) No stockholder of GTS shall have exercised its appraisal rights pursuant to Section 262 of the Corporation Law.
          (d) Roadrunner and GTS shall have received written evidence, in form and substance reasonably satisfactory to each such party, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, Persons leasing real or personal property to Roadrunner, GTS, or any of their respective Subsidiaries) where the absence of any such consent would result in a material violation of applicable Legal Requirements or a material breach or default under any material Contract to which Roadrunner, GTS, or any of their respective Subsidiaries is subject.
          (e) No proceeding in which any of Roadrunner, GTS, or any of their respective Subsidiaries shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such Person under any United States or state bankruptcy or insolvency law.
          (f) Roadrunner shall be reasonably satisfied that a Qualified Public Offering will be consummated immediately following or contemporaneously with the Closing.
ARTICLE VII — MISCELLANEOUS
     7.1 Further Assurances .. Following the Closing, each of the parties hereto shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.
     7.2 Survival of Representations, Warranties and Agreements; No Recourse .. The representations, warranties, and covenants of Roadrunner, GTS and Acquisition Sub shall not survive the Closing. If the Closing occurs, in no event shall any party hereto, or any of their respective affiliates, agents, representatives, successors or assigns, have any recourse against the present or former directors, officers, or stockholders of either Roadrunner or GTS or any of their respective Subsidiaries, Affiliates, representatives or agents with respect to any representation, warranty, covenant or other agreement made by any party in this Agreement.
     7.3 Notices .. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, as follows:

IF TO ROADRUNNER
OR ACQUISITION SUB:	Roadrunner Transportation Systems, Inc.
4900 S. Pennsylvania Avenue
Cudahy, Wisconsin 53110
Attn.: Peter Armbruster

With copies to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, AZ 85016
Attn.: Brandon Lombardi

and

Thayer | Hidden Creek Partners
4508 IDS Center
Minneapolis, Minnesota 55402
Attn.: Judith A. Vijums

and

Thayer | Hidden Creek Partners
1455 Pennsylvania Ave., N.W.
Suite 350
Washington, D.C. 20004
Attn.: Lisa Withers

IF TO GTS:	Group Transportation Services Holdings, Inc.
5876 Darrow Road
Hudson, Ohio 44236
Attn.: Michael Valentine

With copies to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, AZ 85016
Attn.: Brandon Lombardi

and

Thayer | Hidden Creek Partners
4508 IDS Center
Minneapolis, Minnesota 55402
Attn.: Judith A. Vijums

and

Thayer | Hidden Creek Partners
1455 Pennsylvania Ave., N.W.
Suite 350
Washington, D.C. 20004
Attn.: Lisa Withers
Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other Persons to whom copies are provided above to be given.
     7.4 Governing Law .. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.
     7.5 Entire Agreement; Amendments and Waivers .. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
     7.6 Binding Effect, Assignment, and Third-Party Beneficiaries .. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Roadrunner’s rights and obligations to any direct or indirect subsidiary or prohibit the assignment of Roadrunner’s rights (but not obligations) to any lender. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.
     7.7 Exhibits and Schedules .. The exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference.
     7.8 Multiple Counterparts .. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     7.9 References and Construction.
          (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the Person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

          (b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.
ARTICLE VIII — DEFINITIONS
     Capitalized terms used in this Agreement are used as defined in this Article VIII or elsewhere in this Agreement.
     8.1 Affiliate. The term “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term “Control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation or a natural person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.
     8.2 Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
     8.3 Collateral Agreements .. The term “Collateral Agreements” shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.
     8.4 Contracts .. The term “Contracts,” when described as being those of or applicable to any Person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.
     8.5 Damages .. The term “Damages” shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties, and attorneys’ and accountants’ fees and disbursements).
     8.6 Environmental Laws .. The term “Environmental Laws” shall mean all Legal Requirements related to the protection of human health or the environment, or the use, treatment, storage, disposal, release or transportation of Hazardous Materials, including, without limitation, the federal statutes Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any analogous state or local statutes or regulations.
     8.7 Funded Indebtedness .. The term “Funded Indebtedness” shall mean the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others, capital lease obligations, and purchase money indebtedness, and (ii) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.
     8.8 Governmental Authorities .. The term “Governmental Authorities” shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

     8.9 Hazardous Material .. The term “Hazardous Material” shall mean all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids, or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
     8.10 Knowledge .. The term “Knowledge” shall mean the actual knowledge of the chief executive officer or chief financial officer of Roadrunner or GTS, as applicable, with respect to the matter in question.
     8.11 Legal Requirements .. The term “Legal Requirements,” when described as being applicable to any Person, shall mean any and all laws (statutory, judicial, or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person’s business, operations, or properties.
     8.12 Permits .. The term “Permits” shall mean any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.
     8.13 Person .. The term “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust, or other enterprise or any governmental or political subdivision or any agency, department, or instrumentality thereof.
     8.14 Qualified Public Offering .. The term “Qualified Public Offering” shall mean an underwritten public sale of Roadrunner Common Stock pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended, the net proceeds of which sale to Roadrunner are at least $25 million.
     8.15 Subsidiary .. The term “Subsidiary” shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by GTS or Roadrunner, as applicable.
     8.16 Tax .. The term “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
     8.17 Tax Return .. The term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     EXECUTED as of the date first written above.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
By:	/s/ Judith A. Vijums
Judith A. Vijums,
Vice President

GTS TRANSPORTATION LOGISTICS, INC
By:	/s/ Judith A. Vijums
Judith A. Vijums,
Vice President

GROUP TRANSPORTATION SERVICES HOLDINGS, INC.
By:	/s/ Judith A. Vijums
Judith A. Vijums,
Vice President